EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1/A of our report dated March 30, 2016, of Premier Biomedical, Inc. relating to the audit of the financial statements as of December 31, 2015 and 2014 and the reference to our firm under the caption "Experts" in the Registration Statement.

/s/ M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

April 1, 2016